Exhibit 10.2

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement”) is made and entered into this 4th day of May, 2026, by and between, CEDARVIEW OPPORTUNITIES MASTER FUND LP, as an investor and as agent for investors under the Existing Notes (“Investor”), and VIVAKOR, INC., a Nevada corporation (“Vivakor” or the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties refer herein to the following:

(i) that certain Loan and Security Agreement, dated February 5, 2024, by and among the Company, certain of its subsidiaries, the Investor and Cedarview Capital Management, LLC., in its capacity as agent (in such capacity, the “Agent”) (as amended, modified or waived prior to the Effective Date (as defined below), the “Initial Loan and Security Agreement”), pursuant to which the Company issued a senior secured note to the Investor in an aggregate principal amount of $3,000,000 (the “Initial Note”);

(ii) that certain Loan and Security Agreement, dated October 31, 2024, by and among the Company, certain of its subsidiaries, the Investor and the Agent (as amended, modified or waived prior to the Effective Date, the “Second Loan and Security Agreement”, and together with the Initial Loan and Security Agreement, the “Loan and Security Agreements”), pursuant to which the Company issued a senior secured note to the Investor in an aggregate principal amount of $3,670,160.77 (the “Second Note”, and together with the Initial Note, the “Existing Notes”); and

(iii) that certain letter agreement, dated as of April 4, 2025, by and between the Company and the Investor (the “Letter Agreement”), pursuant to which, among other things, (x) the Company agreed to make certain payments to the Investor, and (y) the Company issued certain shares of Common Stock to the Investor (or its designees).

WHEREAS, as the Maturity Date (as defined in each of the Existing Notes) has occurred prior to the Effective Date, among the events of default disclosed to the Investor in writing on or prior to the date hereof (such defaults collectively, the “Existing Defaults”) the Company has failed to repay the Existing Notes as required pursuant to the terms thereof, which Existing Defaults remain uncured as of the date hereof;

WHEREAS, on December 31, 2025, the Investor and the Company entered into an Interim Forbearance Agreement (the “Interim Forbearance Agreement”) under which the Investor agreed to forbear from exercising any of its rights or remedies under the Existing Notes from November 1, 2025 through January 23, 2026 (the “Original Forbearance Expiration Date”) in exchange for certain consideration;

WHEREAS, the Investor has agreed to extend the Original Forbearance Expiration Date through October 31, 2026 (the “New Forbearance Expiration Date”) if the Company agrees to the terms of this Agreement and performs its obligations under the Forbearance Consideration, as defined herein.

NOW, THEREFORE, in consideration of the promises, mutual covenants, understandings and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties do hereby agree as follows:

1. Forbearance. Effective upon execution of this Agreement until the New Forbearance Expiration Date (the “Forbearance Period”), Investor agrees not to exercise any of its rights or remedies with respect to the default conditions that exist as of the date of this Agreement or default conditions (other than defaults under this Agreement) that may arise from the date of this Agreement that pertain to the Existing Notes through the New Forbearance Expiration Date (in each case, excluding (a) any defaults pursuant to Sections 9.1(e), (f), (g), (i), (k), (m), (n) and/or (p) of any of the Loan and Security Agreements, and/or (b) any action taken by any holder (or any representative or agent thereof) of indebtedness of the Company or any of its subsidiaries, except the Investor, either (x) to seek to obtain payment of such indebtedness prior to the maturity date of such indebtedness, (y) to seize any assets of the Company or any of its subsidiaries or (z) to establish or create a lien on any assets of the Company or any of its subsidiaries) (the “Forbearance”). In consideration for the foregoing Forbearance, the Company and the Investor agree that (a) as of April 30, 2026, the principal and accrued interest on the Existing Notes is $4,185,705.42, (b) an additional $700,000 will be added to the amounts owing on the Existing Notes as a stipulated loss penalty, (c) the Company will issue the Investor, or its assignees, 275,000 shares of restricted Company common stock (the “Forbearance Shares”), (d) the maturity dates on the Existing Notes will be extended to October 31, 2026 (the “New Maturity Date”), (e) as a mandatory required prepayment of the Existing Notes, by no later than the first 1st) Business Day after the time of consummation of any Subsequent Placement (as defined below), the Company pay the Investor 25% of the gross proceeds (each, a “Mandatory Prepayment Amount”) received from Company or any of its subsidiaries from any direct, or indirect, issuance, sale, grant of any option or right to purchase or otherwise dispose of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under rule 405 promulgated under the Securities Act of 1933, as amended), any capital stock or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company or any of its Subsidiaries, any debt, any preferred shares or any purchase rights (each, a “Subsequent Placement”) (including, without limitation, and issuances or advances pursuant to that certain Standby Equity Purchase Agreement that is a part of the financing transaction being conducted for the Company by RBW Capital Partners LLC, a division of Dawson James Securities, Inc. (the “RBW Financing”)), (f) that the Company will pay the Investor $250,000 from the second tranche of the RBW Financing, as a mandatory required prepayment of the Existing Notes, and (g) that if the Company closes the contemplated transaction with Olenox Industries, Inc. that is the subject of a Term Sheet dated January 27, 2026 (the “Olenox Transaction”), by no later than the second (2nd) Business Day after such closing, the Company will pledge 2,000,000 shares of Olenox common stock the Company receives in the Olenox Transaction as additional collateral securing the Company’s payment obligations under the Existing Notes, in form and substance satisfactory to the Investor, in its sole discretion (the “Forbearance Consideration”). Notwithstanding the above, the first two funding tranches from the RBW Financing will not be considered Subsequent Placements for the purposes of this Agreement. In addition, the Parties acknowledge and agree that, in connection with the consideration granted by the Investor to the Company under this Agreement, effective as of the date hereof, the parties agreed to classify the Existing Notes as “securities” under the 1933 Act. The Forbearance Period shall terminate upon the earliest to occur of: (x) the occurrence, or discovery by Investor, of any Event of Default (as defined in the Existing Notes) (other than the Existing Defaults), (y) the occurrence of any Bankruptcy Default (as defined below), or (z) any breach of any term or condition of this Agreement. For the purpose of this Agreement, “Bankruptcy Default” means the occurrence of (or the taking by the Company or any of its Subsidiaries of any action in furtherance of) any of the following: (i) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries (each, an “Applicable Party, and collectively, the “Applicable Parties”) and, if instituted against any Applicable Party by a third party, shall not be dismissed within thirty (30) days of their initiation; (ii) the commencement by any Applicable Party of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of any Applicable Party in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Applicable Party or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by any Applicable Party in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law; or (iii) either (x) the entry by a court of (A) a decree, order, judgment or other similar document in respect of any Applicable Party of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging any Applicable Party as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the any Applicable Party under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the any Applicable Party or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

2. Existing Defaults. Vivakor acknowledges and confirms the occurrence of the Existing Defaults.

3. Investor’s Representations and Warranties. Investor represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. It has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel, accountant and tax advisers; and this Agreement has been executed and delivered by it of its own free will and without promises, threats or the exertion of any duress.

d. This Agreement has been duly executed by Investor and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

e. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Existing Notes, and the Forbearance Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Existing Notes and the Forbearance Shares. The Investor is acquiring the Forbearance Shares for its own account, for investment purposes only. The Investor is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Forbearance Shares, and the Investor has relied on the advice of, or has consulted with, only its own advisors. No oral or written representations have been made, or oral or written information furnished, to the Investor or its advisors, if any, in connection with the Existing Notes and Forbearance Shares that are in any way inconsistent with the information contained herein.

4. Vivakor’s Representations and Warrants. Vivakor represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. No Events of Default exist as of the date hereof other than the Existing Defaults.

d. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5. Binding. This Agreement shall inure to the benefit of the parties and shall be binding upon each of the parties and their assigns, successors, heirs, and representatives.

6. Authority. Each of the Parties represents and warrants that it has the authority to enter into this Agreement, that the person(s) signing this Agreement on its behalf is authorized to do so and that it has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

7. No Recitals. Each of the Parties agrees and understands that all of the terms of this Agreement are contractual and not merely recitals.

8. No Duress. Each of the Parties to this Agreement was represented by counsel and this Agreement was negotiated at arm’s length and should not be read against any party. Each of the Parties and their respective counsel acknowledge that they have carefully read and fully understand the provisions of this Agreement, that they have been given a reasonable period of time to consider the terms of this Agreement, and that they enter into this Agreement knowingly and voluntarily and not as a result of any pressure, coercion, or duress and thus no party shall attempt to invoke the rule of construction to the effect that ambiguities, if any, are to be resolved against the drafting party.

9. Severability. If any of the provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

10. Choice of Law and Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and Investor each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and Investor further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address set forth for notices herein shall be deemed in every respect effective service of process in any such suit, action or proceeding.

11. Entire, Final and Binding Agreement. Each of the Parties acknowledges and agrees that this Agreement is the final and binding Agreement between them concerning the matters released. This writing contains the entire Agreement of the Parties and, in entering into this Agreement, each of the Parties acknowledges that it has not relied on any promise, agreement, representation or statement, whether oral or written, that is not expressly set forth in this Agreement.

12. Amendments or Waivers. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by the Parties.

13. Counterparts. This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time. A facsimile, docusign or PDF signature shall be deemed to be an original signature for all purposes.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail at the email addresses set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of e-mail, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth above.

15. Reaffirmation. The Company hereby: (x) reaffirms its Obligations (as defined in the Loan and Security Agreements), (y) further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan and Security Agreements, each Guaranty and any other Loan Document to the Agent for the holders of the Existing Notes and (z) acknowledges that all of such Liens and all Collateral (as defined in the Loan and Security Agreements) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof. For the avoidance of doubt, each Loan Document remains in full force and effect. The Company hereby acknowledges that the transactions contemplated hereby are not in any way intended to impair or affect the Liens granted, pledged or assigned by the Company to the Agent for the holders of the Existing Notes in accordance with the terms of the Loan and Security Agreements.

16. 8-K Filing. The Company shall, on or before 9:30 a.m., New York City time, on or before the date that is four (4) business days from the date hereof, issue a Current Report on Form 8-K attaching this letter agreement as an exhibit thereto (including all attachments, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the filing of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the older or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

17. Effective Date. This Agreement shall be effective (the “Effective Date”) upon the later of (x) the due execution and delivery by the parties hereto of this Agreement and (y) the payment by the Company to Kelley Drye & Warren LLP of a non-accountable amount of $35,000 for the fees and expenses in connection with the Interim Forbearance Agreement and this Agreement.

18. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) any Existing Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Investor otherwise takes action to collect amounts due under this Agreement or any Existing Note or to enforce the provisions of this Agreement or any Existing Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Agreement or any Existing Note, then the Company shall pay the costs incurred by the Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Agreement or any Existing Note shall be affected, or limited, by the fact that the purchase price paid for the Existing Notes and/or any payments hereunder was less than the original principal amount thereof.

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IN WITNESS WHEREOF, expressly intending to be legally bound, the Parties through their duly authorized agents, have executed this Agreement as of the date set forth above, effective as of the Effective Date.

VIVAKOR, INC.	CEDARVIEW OPPORTUNITIES MASTER FUND LP

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

E-mail:	E-mail:

Acknowledges and agreed
as of the date set forth above,
effective as of the Effective Date

CEDARVIEW CAPITAL MANAGEMENT, LLC,
as Agent

By:
Name:
Title:
Address:

E-mail: